UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BLUE CHIP TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	26-3670551
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Icon Tower, # 105

First Floor

Dubai Internet City

Dubai, UAE

(Address of principal executive offices)

(307) 216-4405

Registrant’s telephone number

Securities to be registered under Section 12(b) of the Act:

None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered
Common Stock, $0.0001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Mr. Waqas Nakhwa, our CEO and a Director, controls the majority of the total voting power of the Company, therefore, he will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions.

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by Blue Chip Technologies Corp. (the “Company” or “Registrant”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act.”) The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act.”)

The Registration Statement will become effective automatically by lapse of time, 60 days from the date of the filing pursuant to Section 12(g)(1) of the Exchange Act, or earlier if accelerated at the request of the Company. Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Registration Statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all, or any part thereof, may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549, upon payment of the prescribed fees, if any. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://sec.gov.

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements, included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements, specified in the following information, represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

3

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated on September 11, 2008, as a Nevada corporation under the name Hermes Jet Inc. The Company was initially focused on the global brokerage of executive aircrafts to corporations, institutions, and wealthy private individuals.

On January 26, 2011, the Company filed a Registration Statement under the Securities Act of 1933, as amended on Form S-1, registering shares of its Common Stock with the Securities Exchange Commission (“SEC”). The Company was never able to successfully initiate meaningful operations.  Accordingly, on June 19, 2013, the Company filed a Form 15 – “Certification and Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act of 1934, or Suspension of Duty to File Reports under Section 13 and 15(d) of the Securities Exchange Act of 1934”, terminating the Company’s duty to file Quarterly and Annual Reports with the SEC.

In 2016, the Company ceased operations and its then existing officers and directors abandoned their positions.

On or about June 21, 2018, Hybrid Titan Management, LLC (“HTM”), as Plaintiff, filed suit in the District Court, Clark County, State of Nevada (the “Court”) against the Company, under case Number A-18-776487-C (the “Complaint”) captioned “Hybrid Titan Management, LLC vs. Continental Beverage Brands Corporation.” In the Complaint, HTM alleged that, as a successor in interest to certain debts owed by the Company to its transfer Agent, which were purchased by HTM, HTM was entitled to damages in an amount exceeding $15,000.00 and “that a receiver be appointed pursuant to NRS S.32…to manage and control the business of…” the Company.

Thereafter, on or about January 2, 2019, the Court granted default judgment in favor of HTM, and as against the Company, ordering, among other things, that William Alessi (“Alessi”) be appointed receiver for the Company as a result of monies owed to HTM totaling $8,211.98, which the Court itemized, confirmed and approved as validly owing to HTM. In that same order, the Court deemed the case “closed.” In his capacity as receiver of the Company, Alessi was successful in reinstating the Company’s corporate status to “Active” with the State of Nevada, retained new accountants to prepare and file missing reports with OTC Markets, and filed the requisite Annual List with the State of Nevada on January 8, 2019, in which he appointed himself as sole officer and director of the Company.

On November 12, 2019, the Company received the resignation of Mr. Alessi, as the Company’s sole-officer and director. In connection therewith, on November 12, 2019, Mr. Alessi agreed to cancel, and return to authorized but unissued status, 8,211,980 shares of Company common stock, which shares were ultimately cancelled on March 20, 2020. Effective the same day, the Company appointed Andrew Gaudet (“Mr. Gaudet”) as the Company’s sole-officer and director.

On March 20, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, on one hand, and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLL (“Sharma”) on the other hand,(collectively, hereinafter referred to as the “Seller”). Whereby, the Company acquired various Big Data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information.

On September 18, 2023, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Gurneet Kaur (the “Ms. Kaur”), whereby Ms. Kaur has agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. The Employment Agreement is effective as of October 1, 2023, (the “Effective Date”) for a period of one (1) year. Under Ms. Kaur’s leadership the Company’s business focused on big data, developing certain analytics software for initial launch and use in the gaming and financial technology industries throughtwo operating subsidiaries, Blue Chip Technologies LLC, a Dubai limited liability company and Blue Chip Technologies LLC, a Wyoming limited liability company.

On September 18, 2023, the Company received notice of Mr. Gaudet’s resignation from  the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary of the Company. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

4

On September 19, 2023, the Company appointed two independent directors to its Board, Mr. Sameer Kudsia and Mr. Navneet B. Tayal. Both will serve until the next annual meeting of the Company or until their respective successor is duly appointed.

Thereafter, on October 5, 2023, the Company appointed Mr. Gaudet to serve as the Company’s Chief Operating Officer to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

On June 4, 2024, Sameer Kudsia resigned as an independent director. The resignation was not the result of any disagreements between Kudsia and the Company relating to the Company’s operations, policies, or practices.

On June 5, 2024, Ms. Kaur sold, by way of Stock Purchase Agreement (the “SPA”), 72,944,965 restricted shares of the Company’s common stock (the “Shares”) to Waqas Nakhwa (“Mr. Nakhwa”). As a result of this SPA, Nakhwa is now deemed our controlling shareholder by virtue of his purchase of the Shares and holds 66.53% of our total voting stock.

Additionally, on June 7, 2024, the Company received notice of resignation from Ms. Kaur from the positions of President, Chief Executive  Officer, Treasurer, Chief Financial Officer, Secretary and Director of the Company. Ms. Kaur’s resignation was not the result of any disagreements between Ms. Kaur and the Company relating to the Company’s operations, policies, or practices.

Effective immediately upon the resignation of Ms. Kaur, the Company’s Board of Directors (“Board of Directors”) appointed Mr. Nakhwa to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Chairman of the Board of Directors to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Nakhwa accepted all such appointments, effective as of June 7, 2024.

On June 7, 2024, the Company appointed Mr. Vineet Jawa to serve as an independent member of the  Board of Directors to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Jawa accepted all such appointments, effective as of June 7, 2024.

On June 9, 2024, the Company entered into an Asset  Transfer Agreement with Mr. Nakhwa pursuant to which Mr. Nakhwa assigned to the Company all of Mr. Nakhwa’s interest in Facial Recognition Technology (FRT) solutions and intellectual property associated therewith in exchange for $1.00.

On June 11, 2024, as a result of this change in management, the Company’s Board of Directors voted to (i) cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, (ii) relinquish and disavow any and all interest in existing subsidiaries as of June 11, 2024 and (iii) amend the Company’s Articles of Incorporation to change the name of the Company to “Catalyst Crew Technologies Corp.” to more accurately reflect the Company’s new business direction.  The Company will endeavor to affect the name change in near future or at such time management deems the name change appropriate. In the interim period until we affect this proposed name change, we will be operating as “Catalyst Crew Technologies.

Executive Summary

In June 2024, we determined the continuation of our big data analytics software should no longer be pursued and rather that the Company will pursue the development of the FRT intellectual property acquired from Mr. Nakhwa. As such, we are in the process of developing an innovative Facial Recognition Technology (FRT) solution that will address the complex ethical, normative, and operational challenges associated with its implementation. With the rapid adoption of FRT across various industries such as retail, ﬁnance, travel, hospitality, and criminal justice, there is a pressing need for comprehensive oversight and regulation to ensure its responsible use.

The Company’s mission is to harness the full potential of FRT to provide accurate and beneﬁcial information to companies, organizations, and society at large. By gathering precise data and conducting extensive research, the Company is committed to assessing the operational accuracy of FRT in real-world settings, thereby facilitating informed decision-making and regulatory compliance.

Our FRT technology enables trend research and forecasting, empowering customers to anticipate future trends and make well-informed decisions. With a focus on accuracy and improved services,  the company promotes reliable outcomes for its customers across various industries.

5

Moreover, we recognize our role as an essential component of both social development and individual lives. In addition to providing commercial services, the Company aims to contribute to diverse industries, including internet security, counterterrorism, national security, healthcare, retail, and hospitality. Emphasizing business and social responsibility, we will strive to innovate continuously to meet the evolving needs of society and individuals.

In summary we believe our FRT solution represents a signiﬁcant advancement in technology, offering accurate and reliable insights while prioritizing ethical considerations and regulatory compliance. As an integral component of social development and people's lives, we are is poised  to drive positive change and innovation across various industries.

Abstract

The implementation of facial recognition technology (FRT) presents signiﬁcant challenges regarding the place of technology in society. There should be a careful discussion of the complicated ethical and normative issues surrounding FRT's impact on speech, privacy, racial equity, and state authority. A key requirement that all proposed laws and regulations concerning FRT must meet is the evaluation and testing of operational performance—that is, the question of how well FRT functions in reality. This presents signiﬁcant difﬁculties considering the quick adoption of FRT in numerous new industries, including retail, ﬁnance, travel, hospitality and    criminal justice.

We will provide extensive details on facial recognition technology (FRT) as  well as recommendations based on science and research for assessing its  operational accuracy in real-world settings. This will be essential for oversight and regulation.

Our Mission

Our mission is to implement facial recognition technology to its fullest potential in order to give companies, organizations, and society the most  accurate and beneﬁcial information possible. We are committed to gathering and examining precise, pertinent, and perceptive data. Our powerful facial recognition technology allows us to provide trend research and forecasts, enabling our customers to anticipate future trends and make well-informed decisions.

We will strive to ensure that our customers obtain accurate and improved services and products. In order to assist everyone to beneﬁt from innovations  in technology and businesses prosper, we desire to be a trustworthy source of information.

Introduction

As the foundation of information technology in this century, artiﬁcial intelligence has been much anticipated as having the ability to change the  way society and the world are shaped. In contrast to the dark 1980s, everyone in society now understands the value of AI, and their trust in it has returned. Artiﬁcial intelligence (AI) machine learning enables systems to automatically learn from experience and get better at it without requiring it to be explicitly designed. The creation of computer programs that can access data and utilize it to learn for themselves. , without help or interference from humans, and adapt their activities accordingly  is the main goal of machine learning. The fact that there have been notable advancements in computer vision, natural language processing, and other ﬁelds is what is causing individuals to shift their opinions. Certain sophisticated algorithms are now competent enough to tackle issues outside of lab settings. They currently participate in reality and make choices on behalf of individuals.

Facial recognition technology which can be used to verify or identify an individual from a facial image—has become one of the most powerful biometric technologies in the past decade, being able to compare and analyze patterns based on an individual's facial characteristics to identify and validate a person. The market for this technology is anticipated to reach $7 billion in 2024 from $3.2 billion in 2019 thanks to advancements in machine learning and sensors that have led to improvements in facial recognition systems. In fact, the most effective face recognition systems currently easily exceed 95% accuracy, when in 2010 they only managed a respectable 72%.

Face recognition is a biometric technology that can be used to verify and uniquely identify an individual, as well as to establish their distinct identity. In order to create a faceprint—a collection of distinctive measurements of a face structure—that speciﬁcally identiﬁes a single person's unique face for identity and authentication purposes, it uses a computer program, also referred to as a facial recognition system, to extract a digital image from a picture, video frame, or 3D scan. Typically, facial feature matching with faceprints kept in database records is used for identiﬁcation, authentication and many more. Numerous uses for facial recognition technology exist in the ﬁelds of criminal investigations, surveillance, and access control. Additionally, it is used with additional biometric technologies to enhance security measures.

6

Technical Brief - Core Technologies

•	Artiﬁcial Intelligence (AI): The core of contemporary facial recognition systems is AI, speciﬁcally machine learning and deep learning algorithms. The system can learn from enormous volumes of data and get better over time because of these algorithms.
•	Computer vision: It is the branch of artiﬁcial intelligence that studies how computers can comprehend digital images or movies at a high level. It entails automatically extracting, analyzing, and comprehending relevant data from a single image or a series of photos.
•	Biometric Analysis: The statistical analysis of biological data, in this case the distinctive facial traits for facial identiﬁcation, is referred to as biometrics.
•	Neural Networks: Convolutional neural networks (CNNs) in particular are widely used for image recognition tasks and are essential to the facial recognition systems' feature extraction stage.

Together, these technologies form the bedrock of facial recognition systems,  allowing them to function with increasing levels of accuracy and reliability.

Facial recognition systems can use either a 2D/3D image or video feed to create a digital image, establish the faceprint, and identify a face by comparing its digital image with the faceprints in a database. Each face has multiple "landmarks," which the system would identify as "nodal points." There can be up to 80 of these spots on a human face. They stand for interesting regions on the face that the system gauges. These measures could include things like the space between the eyes, the breadth of the nose, the depth of the eye socket, and more. A faceprint containing these measures will be kept in a database. All of these measurements will be compared by the system when it scans a face to the faceprint records stored in the database. Facial recognition systems use an algorithm, such as the Facial Recognition Vendor Test, to determine if a match exists based on the "nodal points" on a person's face.

Typically, this technology operates in four stages.

Capture: During enrollment, the system takes a physical or behavioral sample.

Extraction: From the sample, distinct data is taken out and a template is made.

Comparison: A fresh sample and the template are compared after that.

Matching: The algorithm then determines whether or not the feature taken from the fresh sample matches.

7

Facial Recognition is Used to either identify people (Who you are?) or to verify people (Are you who you say you are?)The key terms utilized in face recognition are described below:

Face detection: A method of identifying a face or other region of interest from an input image or video feed.

•	Face image preprocessing: The information gathered facial image cannot be used as the ﬁnal input for face recognition directly since it may contain undesired information about the neck, ears, dressing accessories, and jewelry. This additional data could change each time and increases the chance of obtaining false characteristics for additional processing. Preprocessing is also done to improve the quality of the acquired image by applying different image processing techniques such as noise reduction, alignment, normalization, and standardization.
•	Feature extraction: The process of extracting the most crucial and signiﬁcant attributes from an object of interest is known as feature extraction. The object of interest is then converted into a one-dimensional vector, usually for maximum applicability. A feature of an object could be its shape, color, or texture.
•

Pattern matching/Feature classiﬁcation: By comparing the newly received image or video sequence to the template—a database image that has been stored—pattern matching creates a similarity score. Based on a similarity score, the extracted features, or patterns, are utilized to verify an individual's identity. Similarly, a claimed identity is  categorized as acceptable or not based on the threshold value.

Facial recognition not only identiﬁes people but it also identiﬁes gender, emotions, and mood.

Facial Recognition works in these contexts:

Identiﬁcation of Individuals

Facial recognition technology  uses biometric data to  identify and verify  individuals. This process involves several key steps:

•	Face Detection: The system detects a face within an image or video frame. This is typically done using algorithms like Haar Cascades or more modern deep learning methods such as Convolutional Neural Networks (CNNs).
•	Feature Extraction: Key features of the face, such as the distance between the eyes, the shape of the jawline, and the contour of the lips are extracted. This creates a unique digital representation of the face, often referred to as a "faceprint."
•	Comparison and Matching: The extracted features are compared against a database of known faces. The system calculates similarity scores to identify or verify the person.

8

Gender Identiﬁcation

Facial recognition systems can determine the gender of an individual by analyzing facial features. Key aspects include:

•	Dimorphism in Facial Features: Men and women typically have different facial structures, such as jawline, cheekbone prominence, and forehead shape. These differences are used to train machine learning models.
•	Training Data: Models are trained on large datasets containing images of faces labeled by gender. Deep learning techniques, particularly CNNs, are effective in recognizing subtle differences.
•	Real-time Analysis: The system can analyze live video feeds or static images to predict gender with high accuracy.

Emotion Detection

Emotion detection involves identifying the emotional state of a  person    based on their facial expressions. This process includes:

•	Facial Action Units: The system identiﬁes speciﬁc facial muscle movements known as action units (AUs). These are standardized movements that correspond to various expressions.
•	Emotion Recognition Models: Machine learning models are trained to map combinations of AUs to speciﬁc emotions such as happiness, sadness, anger, surprise, fear, and disgust.
•	Dynamic Analysis: Real-time video analysis allows the system to track changes in facial expressions, providing continuous emotion detection.

Age Estimation

Facial recognition systems can estimate a person's age by analyzing facial  features and skin texture. The process involves:

•	Facial Features and Aging Markers: The system identiﬁes features such as wrinkles, ﬁne lines, skin elasticity, and changes in bone structure. These aging markers are crucial for estimating age.
•	Training Data: Machine learning models are trained on large datasets that include faces labeled with age information. This helps the models learn the correlation between facial features and age.
•	Deep Learning Techniques: Convolutional Neural Networks (CNNs) and other deep learning models are effective in capturing age-related features. Age estimation models can predict age ranges (e.g., 20-25 years) rather than exact ages for higher accuracy.
•	Real-time Analysis: Similar to gender identiﬁcation, age estimation can be done in real-time using video feeds or static images.

9

Ethnicity Detection

Facial recognition technology can also identify the ethnicity of an individual by analyzing speciﬁc facial characteristics that vary among different ethnic groups. Key aspects include:

•	Ethnic Traits: Different ethnic groups have distinctive facial traits, such as eye shape, nose structure, skin tone, and lip size. These traits are used to classify ethnicity.
•	Training on Diverse Datasets: Models are trained on datasets containing images from various ethnic groups, ensuring they can recognize and differentiate between them.
•	Multiclass Classiﬁcation: The system uses multiclass classiﬁcation techniques to categorize faces into different ethnic groups such as Caucasian, African, Asian, Hispanic, and others.
•	Accuracy and Bias Mitigation: Ensuring high accuracy requires diverse and representative training data. Addressing potential biases in the data is crucial to prevent unfair or inaccurate classiﬁcations.

Facial Recognition Market Segmentation

Based on types:

•	2D Facial Recognition
•	3D Facial Recognition
•	Thermal Face Recognition

Based on applications:

•	Emotion Recognition
•	Attendance Tracking and Monitoring
•	Access Control
•	Retail
•	Hospitality
•	Law Enforcement
•	Other

10

System Architecture

11

Demand of contactless solution

The rapid evolution of technology in recent times has resulted in an increased need for contactless solutions in numerous industries. Meanwhile, the market for facial recognition has grown signiﬁcantly, propelled by developments in machine learning algorithms and artiﬁcial intelligence (AI). The growing demand for safety and cleanliness, especially in the wake of the    COVID-19 pandemic, is reﬂected in the emergence of contactless solutions. In public areas, workplaces, and other settings, contactless technologies help to decrease physical touch and lower the danger of viral transmission. These solutions, which range from contactless access control systems to contactless payments, are becoming essential resources for upholding hygiene standards.

The rise of facial recognition technology can be attributable to its capacity to offer secure and practical means of authentication. These technologies securely identify people and provide access to a range of services and facilities by examining distinctive facial traits. The widespread use of facial recognition technology in a variety of sectors, such as banking, retail, healthcare, and transportation, has been fueled by its ease of use and ability to improve security. This has contributed to the expansion of the facial recognition market. Applications like contactless payment authentication and undetectable access control explicitly show the cooperation between contactless solutions and facial recognition.

Facial Recognition Segmentation

Our facial recognition software is in line with technologies like 3D, 2D facial recognition, and facial analytics. Below is a summary providing for applications, market trends, inﬂuencing factors, and growth data of the software by end-users, such as security and law enforcement, healthcare, retail, and other end users.

SEGMENTS	COMPONENTS
By Technology	3D Facial Recognition 2D Facial Recognition Facial Analytics
By Application	Access Control Security and Surveillance Other Applications
By End User	Security and Law Enforcement Healthcare Retail and E-commerce BFSI Automobile and Transportation Telecom and IT Media and Entertainment Other End Users
By Geography

Asia Paciﬁc (China, South Korea, Japan, India, Australia, Indonesia, Malaysia, Vietnam, Taiwan, Bangladesh, Pakistan and Rest of APAC)

Europe (UK, France, Germany, Italy, Spain, Sweden, Austria and Rest of Europe)

North America (United States, Canada and Mexico)

Middle East and Africa (South Africa, GCC, Egypt, Nigeria and Rest of ME&A)

South America (Brazil, Argentina Rest of South America)

Highlights

•	The 3D segment holds a signiﬁcant share of the technology segment.
•	Access control dominates the application segment.
•	Retail and E-commerce segment holds a signiﬁcant share of the end-use segment.
•	North America is the highest shareholder in the global market.

12

Global Comparison

How Face Recognition Works

Once it detects a face, a face recognition system determines the head’s position, size, pose, and unique characteristics. Every face has numerous, distinguishable landmarks — the different peaks and valleys that make up facial features. These landmarks are called nodal points. Each human face has approximately 80 nodal points. Some of the nodal points measured by the software include:

•	Distance between the eyes
•	Width of the nose
•	Depth of the eye sockets
•	The shape of the cheekbones
•	The length of the jaw line

NODAL POINTS

13

Facial Recognition Liveness Detection

Liveness detection in biometric authentication ensures that the biometric sample originated from a real person and isn't a photo, video, or other fraudulent representation, hence thwarting spooﬁng attempts. The program aims to improve the security and precision of biometric authentication techniques, which use a person's distinct physical traits, such as their voice, iris, ﬁngerprints, or face, to identify them. If there were no liveness detection in place, a fraudster may obtain sensitive data.

How Liveness Detection Works?

Face recognition: To determine whether the face being displayed is that of a living individual, a liveness recognition algorithm examines reﬂections, motions, and facial expressions.

Motion detection: This technique looks at a subject's actions in front of the camera to identify vital signs like breathing or blinking.

Challenge-response: In order to determine whether the user's response is compatible with that of a living person, this technique entails posing a challenge to them, such as asking them to blink or move their head in a particular way.

Beneﬁts Of Facial Recognition Liveness Detection

Improved Accuracy: Liveness detection algorithms prevent false positives and reduce fraudulent activity, improving facial recognition accuracy.

Enhanced Security: Liveness detection ensures that only real people can be identiﬁed, preventing attempts to bypass facial recognition systems using fake images or videos.

Cost Effective: Liveness detection technology can be integrated with existing facial recognition systems, reducing the cost of implementing new authentication methods.

Fraud Prevention: The use of liveness detection prevents the use of stolen or fake identities during online banking, e-commerce, and border control applications.

Privacy Protection: Liveness detection safeguards personal biometric data from theft by detecting fake images or videos, preventing unauthorized access and protecting against identity theft.

Ease of Use: A liveness detection system is easy to use and does not require any additional input from the user. It automatically detects and authenticates the presence of a live person.

14

SWOT Analysis

The following SWOT Analysis outlines the advantages and disadvantages a facial detection and recognition system can bring.

Strengths

Speed Compared to Other Biometrics:

o	Facial recognition can be faster than other biometric authentication methods such as ﬁngerprint or iris scanning. This speed can enhance user convenience and efﬁciency in various applications.

15

Availability of APIs and SDKs:

o

There are numerous APIs (Application Programming Interfaces) and SDKs (Software Development Kits) available online, making it easier for developers to build and integrate facial recognition systems into their applications. These tools provide pre-built functionalities that reduce development time and complexity.

Intruder Detection:

o

Facial recognition systems can easily detect and identify intruders, enhancing security in both public and private spaces. This capability is valuable in security surveillance and access control systems.

Manual Veriﬁcation:

o	Footage from facial recognition systems can be recorded and stored, allowing for manual review and veriﬁcation if necessary. This feature adds an extra layer of security and accountability.

Detection of Emotions and Other Facial Details:

o

Advanced facial recognition systems can detect emotions, eye color, hair color, and other facial details. This capability can be useful in applications such as marketing, healthcare, and customer service, where understanding a person's emotional state or physical characteristics can provide valuable insights.

Weaknesses

Accuracy Issues:

o

Facial recognition is not as accurate as some other biometric authentication methods. Factors such as lighting conditions, image quality, and the angle of the face can impact the accuracy of the system.

Dependence on Image Quality and Pose:

o

The effectiveness of facial recognition systems depends signiﬁcantly on the quality of the images or videos used. Poor lighting, low resolution, and non-frontal poses can reduce accuracy and reliability.

Impact of Accessories:

o

Accessories like glasses, hats, or masks can obscure facial features, negatively impacting the system's ability to accurately recognize faces. This limitation can be exploited by individuals trying to avoid detection.

Slower Without Live Video:

o

The system can be slow if it relies solely on static images rather than live video footage. Live video allows for continuous monitoring and quicker identiﬁcation, whereas static images may require more processing time.

16

Opportunities

Enhanced Attendance Systems:

o

Facial recognition can streamline and speed up the process of checking attendance in schools, workplaces, and other institutions. Automated attendance systems reduce the need for manual record-keeping and minimize errors.

Improving Reliability and Accuracy:

o

Ongoing advancements in technology are making facial recognition systems more reliable and accurate. Continued improvements in AI and machine learning algorithms are expected to further enhance these systems' performance.

Ease of Implementation:

o

The availability of advanced technology and tools makes it easier to implement facial recognition systems. Businesses and organizations can integrate these systems with minimal technical barriers, leveraging existing infrastructure and resources.

Enhanced Security:

o

Facial recognition systems offer robust protection against intruders by providing a reliable method of identity veriﬁcation. This capability is valuable in securing sensitive areas and protecting assets.

Threats

Competition from Other Biometrics:

o

Other biometric authentication methods, such as ﬁngerprint and iris scanning, can be more accurate and reliable than facial recognition. These alternatives may be preferred in scenarios where high accuracy is critical.

Abuse by Intruders:

o

Intruders can exploit weaknesses in the system by using accessories to hide their identity. This vulnerability poses a signiﬁcant threat to the effectiveness of facial recognition in security applications.

Dependency on Live Video:

o	To maintain high speed and accuracy, facial recognition systems often require live video footage. This dependency can be a limitation in environments where live video is not feasible or practical.

Target audience

By End-User

•	Businesses -B2B
•	Individuals -B2C

B2B target audience

•	Retail and Commercial Banks
•	Hospitality
•	Banking, Financial Services and Insurance (BFSI)
•	Public transportation and airports
•	Healthcare facilities
•	Smart ofﬁces

17

Potential Deployment Industry Sectors

Use Cases

The current state of Facial Recognition

Facial recognition no longer exists in only science ﬁction. It has been integrated within our lives for a while —especially through our mobile phones. According to Counterpoint Technology Market Research, 64% of shipped smartphones worldwide will have facial recognition technology this year. 42.5% of smartphone, tablet, and computer users engage with facial recognition technology. They use it to unlock their devices as a form of authentication. Following that is using biometrics for banking access at 17.7%. Buying digital goods rests at 11.2%

Facial Recognition for RETAIL INDUSTRY:

Face recognition technology is now absolutely required to increase security and satisfy changing retail business requirements. By implementing the following strategies into effect, both large and small retailers can provide their consumers with improved service by utilizing facial veriﬁcation systems.

Identifying Moods and Mind States

Shopping patterns vary between distressed and non-depressed people. By carefully examining each subject's facial expressions, Facial Emotion Recognition (FER) software can be utilized to ascertain the subjects' emotional state or mood. Microexpressions fall within this category.

This technology can be used in a physical store to ﬁnd out how customers feel when they walk in or see particular items. This enables you to obtain practical CRM data instantly.

When arrangement is obtained, FER can also be utilized in research surveys to measure participants' emotional responses to certain images or objects.

18

Recognizing Loyal Clients

Facial recognition software can be used by physical stores to identify devoted or regular consumers. Then, you could promote loyalty programs to them using this information. Additionally, facial recognition can be utilized to ascertain the typical customer's demographics. You may then utilize this      to guide your marketing tactics. Facial recognition may provide you with a wealth of information on which groups visit certain stores, whether you're seeking to draw in more members of that demographic or customers from other groups.

Connect the Digital and Real Worlds

This connects the previous two ideas. The distinction between the actual and digital worlds is already starting to blur because of technologies like the Internet of Things (IoT) and the Metaverse. Companies that construct metaverses are at the forefront of developing immersive online environments that have the potential to completely transform targeted advertising in the future. Software for facial recognition may identify faces and link them to publicly accessible data. This might be your email address or any of your social network accounts—Facebook, Instagram, X (fka Twitter), LinkedIn, and so on.

Shops, ﬁtness centers, and nightclubs can use this feature to have your Instagram account automatically tagged whenever one of their in-house cameras or photographers takes and posts a picture of you.

Interacting in Interactive Marketing

Targeted advertisements can be displayed on advertising screens with facial recognition software based on the age or facial expressions of the people they view. A subject's eyes or facial expressions may be used to interact with  an interface on an advertisement screen that tells a story or video.

Cardless Payment

For customers who have opted-in, POS systems and self-checkout kiosks  equipped with facial recognition technology can offer a safe, cardless, and  completely contactless payment method. Alternatively, for signiﬁcant purchases, it can be used for dual authentication alongside a credit card or ofﬁcial ID. Additionally, it may be used anywhere—in fast food restaurants, grocery stores, and employee cafeterias, among other places.

Companies that run loyalty programs can use this technology by asking customers to opt-in with a photo of themselves and installing a face recognition SDK in their point-of-sale system.

Facial Recognition for Hospitality

19

Hotels can use facial recognition to identify top-tier loyalty members the moment they walk through the door. A system alert notiﬁes staff to provide tailored assistance based on known preferences, such as a quiet room on the top ﬂoor, extra pillows, or even a preset room temperature.

Personalized recommendations for local activities based on saved information and preferences can be shown on an interactive sign with facial recognition technology, which can also show guests who have opted in their directions to their rooms. By integrating advanced facial recognition technology, we ensure that the process is easy but also  highly secure. Here’s how it works:

Facial Recognition Technology:

•	Live Image Capture: During the check-in and check-out process, our system captures a live image of the user.

•

KYC Process: The captured image is cross-checked with the photo on the user’s identiﬁcation document. This ensures precise and secure identity veriﬁcation, fulﬁlling the KYC (Know Your Customer) requirements efﬁciently.

Enhanced Security:

•	Our facial recognition technology adds an extra layer of security, ensuring that only veriﬁed guests can check in and check out. This reduces the risk of identity fraud and enhances overall safety.

Improved Guest Experience:

•	By streamlining the check-in and check-out process, guests can enjoy a hassle-free experience, minimizing wait times and providing a smooth transition from arrival to departure.

Operational Efﬁciency:

•

Automating the KYC process with facial recognition not only speeds up the check-in/check-out process but also reduces the administrative burden on hotel staff, allowing them to focus on providing exceptional service.

Facial Recognition for Fintech

Know Your Customer (KYC) is a globally regulated ﬁnancial services practice. Financial institutions must conﬁrm the legitimacy, appropriateness, and risk characteristics of everyone involved in their commercial dealings, including their clients.

Recognizing money-laundering schemes requires knowledge of KYC. By examining and conﬁrming state-issued documents, like a driver's license or passport, and cross-referencing with secondary documents, banks, ﬁnancial institutions, and insurance ﬁrms conﬁrm the identiﬁcation of their clients.   KYC procedures limit access to regulated goods and services and aid in the prevention of fraud and identity theft. For instance, when a customer tries to buy smokes or alcohol from an automated vending machine, they can verify their age.

Traditional KYC procedures can be strengthened and made more effective with the help of facial recognition technology. By digitizing the entire process and allowing customers to complete it themselves from any location using a PC or mobile device, it also opens up a wide range of online ﬁnancial services. Electronic Know Your Customer is achieved by integrating facial recognition into the KYC procedure (eKYC). eKYC is a completely digital, remote process that is a new development in ﬁnancial technology. Before allowing access to services and goods, it employs facial recognition technology to compare a live face capture to an ofﬁcial ID that has previously been scanned or is on ﬁle, thereby verifying the person's identity.

20

Here are examples, among many, illustrating the use of Facial recognition for eKYC.

•	Opening a bank account
•	Cardless ATM transactions
•	Opening an investment account or applying for an insurance policy

Facial Recognition for Access control

Access control refers to the deliberate limitation of access to particular locations or resources. Let's examine the following instances to show how facial recognition might improve access control:

Access control systems for commercial and residential facilities

In order to allow access to pre-registered guests, authorized employees, and family members and to deny entry to unauthorized individuals, facial recognition is commonly utilized in both residential and commercial settings. Some examples  are:

•	Business facilities' entrances for employees and guests
•	Smart locks for both home and commercial spaces
•	Smart lifts for both business and residences

Access control systems for airports

Passenger boarding is one of the numerous points of congestion in air travel, and customs and immigration screening is one of the least relaxing moments for any travelers. Travelers can now take advantage of facial recognition technology in airport self-service kiosks and access control gates for the following procedures:

•	passengers and ﬂight attendants boarding
•	control of immigration
•	access restrictions according to security clearance

Access control systems for restricted resources

Access control systems for equipment and resources that are restricted There is an abundance of specialized apparatus and equipment in research centers, hospitals, industries, warehouses, mining, and agriculture that need tight access control, operational management, tracking, and reporting. Access to equipment and resources that are restricted can be kept safe with the help of facial recognition technology. Here are a few instances:

•	smart medicine cabinets
•	costly equipment requiring specialized knowledge
•	Information Systems for Vehicle Inspection

21

Facial Recognition for Smart Ofﬁces (Time and Attendance)

Traditional time and attendance systems require employees to use physical identiﬁcation (e.g., badges), personal information (e.g., pin codes), and even biometrics (e.g. ﬁngerprints) to clock in and out. However, because employees may inadvertently misplace badges or disclose pin codes, the ﬁrst two systems carry a higher danger of impersonation and buddy punching. Although ﬁngerprints are unique and non-transferable, they also needlessly increase the number of points of contact and, thus, the risk of germ transmission.

There are several reasons why facial recognition technology is the best choice:

•	It is contactless. Reduced risk of bacterial and viral transmission occurs when workers make less physical contact with any surface. As a result, keeping a healthy workplace will be simpler for you.
•	Every camera is supported. They are compatible with both 2D and 3D facial recognition engines, regardless of whether your system has cameras now or you intend to integrate them.
•	Employees can easily enroll with a photo. Employee photo databases are maintained by facial recognition systems. Simply take or submit a photo, and the system uses a face search to validate the employee's identiﬁcation as they clock in or out.
•	It prevents spooﬁng. The latest system protects against biometric fraud, which happens when someone poses as someone else and holds their photo or video in front of the camera, either for impersonation or buddy punching purposes.
•	It is accurate. Facial recognition engines provide up to 99.83% accuracy when performing face searches.

What the Future Holds?

The future of facial recognition technology is bright. Security and surveillances are the major segments which will be deeply inﬂuenced. Other areas that are now welcoming it with open arms are private industries, public buildings, and schools. It is estimated that it will also be adopted by retailers and banking systems in coming years to keep fraud in debit/credit card purchases and payment especially the ones that are online.

This technology would ﬁll in the loopholes of the largely prevalent inadequate password system. In the long run, robots using facial recognition technology may also come to foray. They can be helpful in completing the tasks that are impractical or difﬁcult for human beings to complete.

Conclusion and Future Scope

Government/ Identity Management: Face recognition systems are being used by governments all over the world to identify citizens. With 117 million+ face images, America possesses one of the largest worldwide face databases.

Emotion & Sentiment Analysis: We are getting closer to automated psychological assessment technologies thanks to facial detection and recognition. Systems nowadays are able to assess the exact emotions frame by frame in order to assess an individual's mind.

Authentication systems: Facial recognition is used by a number of technologies, including mobile phones and ATMs, to speed up and simplify the veriﬁcation process.

Full Automation: Because facial recognition technology requires little to no effort for veriﬁcation, it helps us become entirely automated.

High Accuracy: In the modern era, facial recognition and detection algorithms have greatly reduced false acceptance rates, achieved very high accuracy, and can be taught with relatively minimal data sets.

EMPLOYEES

We have 3 full-time employees and utilize approximately 10 independent contractors for development services of our FRT.

22

ITEM 1A. RISK FACTORS.

RISKS RELATED TO OUR COMPANY

We are a recently re-organized development stage company but have not yet commenced operations in our business. We expect to incur operating losses in the foreseeable future.

We were incorporated on September 11, 2008, and ceased all operations in 2016. To date, the Company has been involved primarily in re-organization activities. Until March 20, 2023, we had limited to no operations, and we have only recently commenced our business operations, including a shift in focus from Big Data to FRT in June 2024 Accordingly, we have no way to evaluate the likelihood that our business will be successful. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we may undertake in the future. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our business, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to the time that we are ready to market and distribute our prospective product line, we anticipate that the Company will incur increased operating expenses without realizing any revenues. We expect to incur significant losses in the foreseeable future and recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our yet to be determined acquisition of business or assets and subsequent business operations will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception and there is no guarantee that our subsequent operations will be profitable in the future.  Subsequently, you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that we have incurred only losses since our inception, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, neither are we able to raise additional funds, nor that such funds will be in the amounts required or on terms favorable to us.

Our current president and chief executive officer may have other business interests.

Mr. Waqas Nakhwa, our President and Chief Executive Officer, currently devotes approximately 30+ hours per week. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Nakhwa to our company could negatively impact our business development.

Our officers and directors control approximately 66.53% of the Company, giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mr. Nakhwa, our President, Chief Executive Officer, and a member of our Board of Directors, owns approximately 66.5% of our current outstanding shares of common stock. Accordingly, he is able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. He may also be able to determine their compensation. Mr. Nakhwa also has significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval. This includes mergers and acquisitions, consolidations, and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. In addition to his stock ownership, he is key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay, or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

23

We have requirements for and there is an uncertainty of access to additional capital.

Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operating funds are less than necessary to complete our intended plan of operations. We will need additional funds. Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future sales; the level of commercial acceptance by the public of the services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure, and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition, and operating results.

RISKS RELATED TO OUR INDUSTRY

The facial recognition industry is intensely competitive and evolving, and competitive pressures could adversely affect our pricing practices or demand for our offerings and services.

We operate in the intensely competitive industry, which is characterized by rapidly changing technology, evolving industry standards and models for consuming and delivering business and services, frequent new product introductions, and frequent price and cost reductions. In general, as a participant in the facial recognition market, we face:

•	Changes in social and market views on whether FRT should be widely used;
•	Changes in customer spending preferences and other shifts in market demands, which drive changes in the Company’s competition;
•	Changes in pricing, marketing, and product strategies, such as potential aggressive price discounting and the use of different pricing models by our competitors;
•	Rapid changes in technology and capabilities that challenge our ability to maintain differentiation from competitors;
•	New and emerging technologies, competitors, and business models;
•	Continued emergence of AI, biometric and FRT solutions that rival current technology offerings;
•	Changing competitive requirements and deliverables in developing and emerging markets; and,
•	Continuing trend toward consolidation of companies, which could adversely affect our ability to compete, including if our key partners merge or partner with our competitors.

24

We may face competition from larger, more well-established competitors, which are well-capitalized companies with widespread distribution, brand recognition and penetration of platforms and service offerings. Our competitors include companies like Cognitec Systems, iProov, and Oosto, as well as Amazon, Microsoft, and McAfee. The significant purchasing and market power of these larger competitors, which have greater financial resources than we do, could allow them to surpass our market penetration and marketing efforts to promote and sell their offerings and services. In addition, many other companies participate in specific areas of our business, such as artificial intelligence, computer vision, biometric analysis, and neural networks . In some cases, we may partner with a company in one area of our business and compete with them in another. In delivering our FRT products to certain of our customers, we may partner with Amazon, Google, or Microsoft. The status of our business relationships with these companies can influence our ability to compete for opportunities. In addition, we see additional competition from both established and emerging vendors and providers. Failure to compete successfully with new or existing competitors in these and other areas could have a material adverse impact on our ability to generate additional revenues or sustain existing revenue levels.

Privacy concerns, evolving regulation of artificial intelligence, facial recognition and use of biometrics, and other domestic or foreign regulations may limit the use and adoption of our solutions and services and adversely affect our business.

Regulation related to the provision of services over involving AI, facial recognition and use of biometrics is evolving, as federal, state, and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and the collection, processing, storage, transfer, and use of data. In some cases, new data privacy laws and regulations , such as the European Union’s General Data Protection Regulation that took effect in May 2018, the California Consumer Privacy Act, which took effect in January 2020, and an amended Act on the Protection of Personal Information in Japan, which took effect 2022, may impose new obligations on many of our customers, as well as directly on the Company as both a data controller and a data processor of human images and personal identifying information. These new laws may require us to make changes to our services and solutions to and/for our customers to comply with the new legal requirements and may also increase our potential liability exposure through higher potential penalties for non-compliance. ] These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for our services and solutions, require us to take on more onerous obligations in our contracts, restrict our ability to store, transfer and process data. In some cases, this could impact our ability to offer our services and solutions in certain locations or our customers' ability to deploy our solutions globally. Additionally, certain countries have passed or are considering passing laws requiring local data residency. The costs of compliance with and other burdens imposed by privacy laws, regulations and standards may limit the use and adoption of ,as well as  reduce overall demand for our services and solutions, thereby,making it more difficult to meet expectations from or commitments to customers.  This could lead to significant fines, penalties, or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business.

In addition to government activity, privacy advocacy and other industry groups have established or may establish new self-regulatory standards that may place additional burdens on our ability to provide our services and solutions globally. Our customers expect us to meet voluntary certification and other standards established by third parties, such as related International Organization for Standardization standards. If we are unable to maintain these certifications or meet these standards, it could adversely affect our ability to provide our solutions to certain customers and could harm our business. Furthermore, concerns regarding data privacy may cause our customers’ customers to resist providing the data necessary to allow our customers to use our services and solutions effectively.

RISKS ASSOCIATED WITH THIS REGISTRATION STATEMENT

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor, a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities, subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure must also be made about the risks of investing in penny stocks in both public offerings, as well as secondary trading, commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

25

The Company’s management could issue additional shares.

The Company has 300,000,000 authorized common shares, of which 109,634,536 are currently issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a further dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth, and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future, which may lower expected returns for investors, our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

ITEM 2. FINANCIAL INFORMATION.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this document. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.

Results of Operations for the Years Ended December 31, 2023 and 2022

Revenues

We earned no revenues for the years ended December 31, 2023 or 2022.

Operating Expenses

We incurred $3,054,722 in operating expenses for the year ended December 31, 2023, as compared with $7,834,907 in the year ended December 31, 2022. The increase in operating expenses is the result of decreased stock-based compensation during the year ended December 31, 2023. We expect that our other operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

26

Other Income/Expenses

We had other expenses of $29,795 for the year ended December 31, 2023, compared to $28,412 for the year ended December 31, 2022, The increase is associated with an increase in interest expense associated with additional debt incurred during 2023.

Net Loss

We recorded a net loss of $3,054,722 for the year ended December 31, 2023, compared to a net loss $7,995,125 for the year ended December 31, 2022. The increase in net loss was associated with the factors discussed above.

Results of Operations for the Three Months Ended March 31, 2024 and 2023

Revenues

We earned no revenues for the three months ended March 31, 2024 or 2023.

Operating Expenses

We incurred $42,220 in operating expenses for the three months ended March 31, 2024, as compared with $17,720 during the three months ended March 31, 2023. The decrease in operating expenses is the result of a decrease in professional fees during the three months ended March 31, 2024.

Other Income/Expenses

We had other expense of $9,166 for the three months ended March 31, 2024, as compared with $8,114 during the three months ended March 31, 2023. The increase is associated with an increase in interest expense associated with additional debt incurred during 2023.

Net Loss

We recorded a net loss of $42,220 for the three months ended March 31, 2024, compared to a net loss of $17,720 for the three months ended March 31, 2023. The decrease in net loss is the result of the factors discussed above.

Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During three months ended March 31, 2024, the Company incurred net losses of $42,220 and accumulated deficits of $27,495,483. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

27

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs in order to support our project commitments and pursue our expansion and diversification objectives.

As of December 31, 2023, we had total current assets of $0 and total current liabilities of $500,363. We had a working capital deficit of $500,363 as of December 31, 2023.

Net cash used by operating activities was $70,301 for the year ended December 31, 2023, as compared with $32,670 cash used for the year ended December 31, 2022. Our negative operating cash flow for both periods was our net losses, as adjusted, to reconcile net loss to net cash provided by operating activities.

Financing activities provided $70,301 in cash for the year ended December 31, 2023, as compared with $32,670 for the year ended December 31, 2022. Our positive financing cash flow for 2023 and 2022, mainly consisted of proceeds from notes payable and related party advances.

As of March 31, 2024, we had total current assets of $0 and total current liabilities of $542,583. We had working capital of $542,583 as of March 31, 2024.

Net cash used by operating activities was $33,054 for the three months ended March 31, 2024, as compared with $10,949 cash used for the three months ended March 31, 2023. Our negative operating cash flow was a result of our net losses, as adjusted, to reconcile net loss to net cash provided by operating activities.

Financing activities provided $33,054 in cash for the three months ended March 31, 2024, as compared with $10,949 for the three months ended March 31, 2023. Our positive financing cash flow for 2024 and 2023, mainly consisted of proceeds from notes payable and related party advances.

We estimate that our expenses over the next 10-12 months will be approximately $100,000. These estimates may change significantly, depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Since its inception, the Company has sustained losses and negative cash flows from operations. Cash on hand is not sufficient for the Company to meet working capital and corporate development needs, as they become due in the ordinary course of business fiscal year 2024. The Company has not generated any revenues or cash flow from operations in the past and the Company continues to experience negative cash flows from operations and the ongoing requirement for substantial additional capital investment to develop our products. Management anticipates raising additional capital to accomplish its growth plan over the next twelve (12) months. However, we do not have any plans or specific agreements for new funding sources. Management expects to seek and obtain additional funding through private equity or public markets. However, there can be no assurance about the availability or terms such as financing and capital might be available.

28

Debt

Promissory notes payable as of March 31, 2024, and December 31, 2023 consists of the following:

March 31, 2024	December 31, 2023
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	4,571
763	763
7,341	7,341
2,500	2,500
5,000	5,000
13,000	13,000
8,000	8,000
976	976
12,000	12,000
3,500	-
5,000	-
6,123	-
5,000	-
12,000	-
1,341	-
$182,943	$149,979

March 31, 2024	December 31, 2023
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	4,571
763	763
7,341	7,341
2,500	2,500
5,000	5,000
13,000	13,000
8,000	8,000
976	976
12,000	12,000
3,500	-
5,000	-
6,123	-
5,000	-
12,000	-
1,341	-
$182,943	$149,979

Convertible notes payable as of March 31, 2024, and December 31, 2023, consists of the following:

March 31, 2024	December 31, 2023
$15,487	$15,487
11,103	11,103
75,000	75,000
8,000	8,000
$109,591	$109,591

29

Ongoing Funding Requirements

As of December 31, 2023, we continue to use traditional and/or debt financing to provide the capital we need to run the business. It is possible that we may need additional funding to enable us to fund our operating expenses and capital expenditures requirements.

Until such time, if ever, as we can generate substantial product revenues, we intend to finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances, and licensing arrangements. There can be no assurance that any of those sources of funding will be available when needed on acceptable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interests of existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise funds through collaborations, strategic alliances, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or relationships with third parties when needed, or on acceptable terms, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts; abandon our business strategy of growth through acquisitions; or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Our significant estimates include estimates used to review the Company’s intangible impairments and estimations of recoverability for long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which, form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

While our significant accounting policies are described in more detail in Note 3 to our financial statements, included in this registration statement, we believe the policies discussed below are the most critical to understanding our financial position and results of operations.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

30

Stock-based compensation

The Company accounts for stock awards in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”), which requires that all equity awards be accounted for at their fair value. Fair value is measured on the grant date and is equal to the underlying value of the stock.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. For awards that vest over time, cumulative adjustments in later periods are recorded to the extent actual forfeitures differ from the Company’s initial estimates. Previously recognized compensation cost is reversed if the service or performance conditions are not satisfied, and the award is forfeited.

ITEM 3. PROPERTIES.

Our office is located at Icon Tower, # 105, First Floor Dubai Internet City, Dubai, UAE which presently is sufficient for our needs. We pay approximately $2,000.00 a month, which we believe will suffice for our immediate needs. Management does not anticipate any issue in locating and securing additional office space as the Company implements its plan of operation and the business grows.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on June 11, 2024, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock. Each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers had 109,634,536 shares of common stock outstanding, as at June 11, 2024.

Name & Address of Beneficial Owner	Common Shares Owned	Options Exercisable	Common Shares Beneficially owned	Percentage of Class (1)
Andrew Gaudet (2)(3) 30 North Gould Street, Suite R Sheridan, WY 82801	1,000,000	0	1,000,000	0.91%
Waqas Nakhwa (4) 30 North Gould Street, Suite R Sheridan, WY 82801	72,944,965	0	72,944,965	66.53%
Navneet B. Tayal(5) 30 North Gould Street, Suite R Sheridan, WY 82801	0	0	0	0.00%
Vineet Jawa (6) 30 North Gould Street, Suite R Sheridan, WY 82801	0	0	0	0.00%
All officers and Directors as a Group	73,944,965	0	73,944,965	67.44%

(1)

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 109,634,536 shares of common stock outstanding as of the date of this Registration Statement on Form 10.

(2)

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and, Secretary of the Company. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

(3)

Thereafter, on October 5, 2023, the Company appointed Mr. Gaudet to serve as the Company’s Chief Operating Officer to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

(4)

On June 7, 2024, the Company appointed Mr. Waqas Nakhwa as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors.

(5)

Effective September 19, 2023, the Company appointed Mr. Navneet B. Tayal, as an independent director to its Board. Mr. Tayal will serve until the next annual meeting of the Company or until his respective successor is duly appointed.

(6)

On June 7, 2024, the Company appointed Mr. Vineet Jawa as an independent director to its Board, Mr. Jawa will serve until the next annual meeting of the Company or until his respective successor is duly appointed.

31

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

(a) Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Andrew Gaudet	52	Chief Operating Officer & Director

Waqas Nakhwa	41	President, Chief Executive Officer, Chief Financial Officer, Secretary, and Chairman of the Board of Directors

Navneet B. Tayal	58	Director

Vineet Jawa	37	Director

Business Experience

Mr. Andrew Gaudet: Mr. Andrew Gaudet: Mr. Gaudet is a driven, dynamic, visionary with extensive business development and ales experience. He has demonstrated executive leadership abilities with more than 12 years of progressive executive and senior management experience andhas managed teams of up to 20 direct reports across Canada, both in-house and remotely, as a senior strategist, analytical thinker, accomplished presenter, and public speaker with superior organizational and time-management skills. Specifically, since July 2013, he has been the Director of Business Development at Anglo Finance Group Ltd., where he has managed over 40 financing projects in construction, manufacturing, healthcare, resource, and renewable energy from initial sale through due diligence to closing. As Director at Anglo Finance, Mr. Gaudet also created and maintained a roster of national and international funding partners specializing in alternative funding, built and managed a sales team of 20 representatives, which quickly achieved better than expected results in both new corporate finance and management clients, each year exceeding quota every year. We believe that Mr. Gaudet possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in business development, sales, and finance.

Mr. Waqas Nakhwa: Mr. Nakhwa is the founder of two successful startups, professionally qualified as an electronics and telecommunication engineer with an MBA (Finance) and Green Belt Lean Six Sigma. Certified Sales force Admin and an Islamic banking professional. He has over 18 years of experience in Business Intelligence, Business process re- engineering, Sales & Business Development in varied Industries like E-Commerce, Banking, Telecom and Real Estate. Specifically, since Feb 2018, through the present, Mr. Nakhwa has acted as the CEO, and was a founder of Smart Chain LLC, which created Blockchain protocols for smart Wallet, RWA tokenization, NFT marketplace, dex, exchange and many more. The first company in Gulf Cooperation Council (GCC to deploy real estate tokenization platform and launched the first NFT café in GCC. Developed a proprietary wallet solution on multi chain use cases. Additionally, in July of 2021, Mr. Nakhwa founded Aqar Chain/Sokos Café/Sokos.io as where he continues as its CEO. Aqar Chain/Sokos Café/Sokos.io is a technology development company providing services in the emerging technology domain like Block chain, Artificial Intelligence, Machine Learning and IOT. First company in its capacity to develop Block chain protocols and solutions in the GCC region. He earned his MBA – Finance in June 2006 from the American E.C. University and a degree in Electronics and Telecommunications Engineering in March 2004 from Cambrian College of Applied arts and Technology.

32

Mr. Navneet B. Tayal: Navneet B Tayal, a graduate from Shri Ram College of Commerce in 1985 as a Bachelor of Commerce, qualified as a Chartered Accountant in 1995. He has over 27 years of far-reaching experience in fields of paper producing companies, telecom services and large consumer cooperatives involved in public distribution. He is an executive member of Shri Ram College Alumni Association with extensive experience in audits, taxation, and GST. Since September 2018, Mr. Tayal has been self-employed and working as an accounting consultant.

We believe that Mr. Tayal  possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in accounting, audits, and taxation.

Mr. Vineet Jawa: Mr. Jawa is a seasoned and dedicated Chartered Accountant with extensive experience in financial management, auditing, taxation, and advisory services. He possesses a strong understanding of accounting principles, regulatory compliance, and business operations. Adept at analyzing financial data, identifying trends, and providing strategic recommendations to enhance organizational efficiency and profitability. Known for meticulous attention to detail, exceptional analytical skills, and a commitment to delivering high-quality services. Specifically, from January 2020, through the present, he has been an internal auditor with Accor Hotels. From January 2018 to December 2019, he was an internal auditor with IHG Hotels and Resorts. From March 2014 to March 2019, he was an internal auditor for Vidya Metals Private Limited. From 2013 to December 2017, he was an internal auditor with Hyatt International. During the course of his employment with the foregoing, Mr. Jawa’s responsibilities included, but were not limited to conducting financial audits to assess compliance with regulatory requirements and internal policies. Preparing and analyzing financial statements, budgets, and forecasts to provide insights into the financial health of the organization. Advising clients on tax planning strategies and assisting with tax filings to minimize liabilities and maximize savings. Providing strategic financial guidance to support business decision-making and enhance operational efficiency. Mr. Jawa received a Bachelor of Commerce from Delhi University in 2009. He became a Chartered Accountant in 2012.

b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

33

(e) Audit Committee.

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time, because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time, to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics.

We do not currently have a code of ethics.

ITEM 6.  EXECUTIVE COMPENSATION.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company, other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be disclosed. The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

Not Applicable.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

Director Independence

The Company appointed an independent director to its Board, Mr. Vineet Jawa, whom will serve until the next annual meeting of the Company or until his respective successor is duly appointed. The Company’s current Board of Directors has affirmatively determined that Mr. Vineet Jawa and Navneet B. Tayal meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Other than the foregoing, Mr. Jawa and Mr. Tayal are  not a party to any arrangement or understanding with any person, pursuant to which he was appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

ITEM 8. LEGAL PROCEEDINGS.

None

34

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s PINK tier under the symbol “CBBB”. On December 31, 2023, the closing bid price of our Common Stock was $0.18 per share. We cannot assure you that a robust trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue-sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue-sky law restrictions may exist, which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

Trading Information The Company’s common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol ‘‘CBBB.’’ The trading market for the common stock has been extremely limited and sporadic.

The following table sets forth the respective periods and the indicated the prices of our common stock in this market, as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended December 2023, and during 2022, and 2024 to date, the Company’s common stock had a trading history as follows:

Fiscal Year 2024	Hi	Low

March 31, 2024	$0.180	$0.18

Fiscal Year 2023	Hi	Low

December 31, 2023*	$0.190	$0.122
September 30, 2023	$0.190	$0.122
June 30, 2023	$0.175	$0.122
March 31, 2023	$0.140	$0.102

Fiscal Year 2022

December 31, 2022	$0.140	$0.150
September 30, 2022	$0.293	$0.200
June 30, 2022	$0.450	$0.160
March 31, 2022	$0.405	$0.300

*This line reflects the High and Low Price through the date of filing of this Report.

Last Reported Price

On June 11, 2024, the last reported bid price of our shares of common stock reported on the Pink Sheets was $0.18 per share.

Transfer Agent

The Transfer Agent for shares of the Company’s securities is VStock Transfer LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

35

Rule 144 Availability

Rule 144 is not available for the resale of securities, initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company, has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC, reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market, subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities, subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of June 11, 2024, the Company had 134 shareholders of record.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

None.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Capital Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of June 10, 2024, 109,634,536 shares of Common Stock are issued and outstanding. All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (a) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c)participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

36

Our Articles of Incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series at the discretion of the Board of Directors. The Board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof.

Our Articles of Incorporation also provides that the Board of Directors may issue common shares, and such may be issued without further stockholder approval and for such purposes as the Board deems in the best interest of our company, including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common shares could be used by the Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights, designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Articles of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably, such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock, if any. The holders of common stock have no pre-emptive, subscription, redemption, or conversion rights. All issued and outstanding shares of common stock are, as well as the common stock reserved for issuance upon conversion of the Preferred Stock, if any, and exercise of Warrants, if any, will be when issued, fully paid and non-assessable.

Preferred Stock

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Our Articles of Incorporation state that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company must indemnify, to the maximum extent permitted by Nevada law, its officers and directors in any civil, criminal, administrative or investigative proceeding, except an action by or in the right of the Company, including attorneys’ fees, judgments, fines and amounts paid in settlement, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to the Company’s best interests. Pursuant to NRS 78.138, no indemnification is required if it is proven that the officer or director breached his or her fiduciary duties and that breach involved intentional misconduct, fraud, or a known violation of law. The termination of any such proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not by itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the Company’s best interests and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Additionally,  the Company must indemnify officers and directors who are party or are threatened to be made a party to any action or lawsuit by or in the right of the Company to the maximum extent permitted by the NRS, including attorneys’ fees, unless it is proven that his or her act, or failure to act, was a breach of fiduciary duty involving intentional misconduct, fraud, or a known violation of law, rendering him or her liable under NRS 78.138, unless he or she acted in good faith and in a manner in which he or she reasonably believed to be in, and not opposed to, the Company’s best interests. The Board of Directors in its sole discretion, may indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Company may advance the costs of defense to persons involved in legal proceedings, at the discretion of the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is determined that he or she is entitled to indemnification by the Company, the NRS.

37

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The consolidated financial statements of the Company appear at the end of this report beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference

38

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blue Chip Technologies, Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blue Chip Technologies, Corp as of December 31, 2023 and December 31, 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company's auditor since 2024

West Palm Beach, FL

June 05, 2024

F-1

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$-	$-
Total current assets	-	-

Intangible assets	875,000	-

Total assets	875,000	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	152,851	96,430
Notes payable - related party	88,042	71,892
Notes payable	149,879	95,728
Convertible notes payable	109,591	109,591
Total current liabilities	500,363	373,641

Total liabilities	500,363	373,641

Stockholders' deficit

Preferred stock, $0.0001 par value, 280,000,000 shares authorized, 109,634,536 and 80,634,536 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Series A Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 and 0 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Series B Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 and 0 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Common stock, $0.0001 par value, 700,000,000 shares authorized, 109,634,536 and 80,634,536 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	109,635	80,635
Additional paid in capital	27,718,265	23,944,265
Accumulated deficit	(27,453,263)	(24,398,541)
Total stockholders' deficit	374,637	(373,641)

Total liabilities and stockholders' deficit	$875,000	$-

See accompanying notes to the consolidated financial statements

F-2

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2023	December 31, 2022

Revenue	$-	$-

Operating expenses
General and administrative	2,958,878	7,788,993
Professional fees	66,049	17,502

Total operating expenses	3,024,927	7,806,495

Loss from operations	(3,024,927)	(7,806,495)

Other income (expenses)
Interest expense	(29,795)	(28,412)
Total income (expenses)	(29,795)	(28,412)

Net loss before tax provision	(3,054,722)	(7,834,907)
Tax provision	-	-
Net loss from continuing operations	$(3,054,722)	$(7,834,907)
Net loss from discontinued operations before tax provision	$-	$(160,218)
Tax provision for discontinued operations	$-
Net loss from discontinued operations	$-	$(160,218)
Net loss	$(3,054,722)	$(7,995,125)

Net loss per common share from continuing operations - basic and diluted	$(0.03)	$(0.11)
Net loss per common share from discontinued operations- basic and diluted	$--	$(0.00)
Net loss per common share - basic and diluted	$(0.03)	$(0.12)

Net loss per common share - basic and diluted

Weighted average number of common shares outstanding - basic and diluted	88,917,549	68,201,860

See accompanying notes to the consolidated financial statements

F-3

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2021	61,075,035	61,075	17,317,411	(17,918,394)	(539,908)
Stock issued for services	38,944,965	38,945	7,750,048	-	7,788,993
Spin-off of Everything Produce	(19,385,464)	(19,385)	(1,123,194)	1,514,978	372,399
Net loss	-	-	-	(7,995,125)	(7,995,125)
Balance, December 31, 2022	80,634,536	80,635	23,944,265	(24,398,541)	(373,641)
Stock issued for intangle assets	5,000,000	5,000	870,000	-	875,000
Stock issued for services	24,000,000	24,000	2,904,000	-	2,928,000
Net loss	-	-	-	(3,054,722)	(3,054,722)
Balance, December 31, 2023	109,634,536	109,635	27,718,265	(27,453,263)	374,637

See accompanying notes to the consolidated financial statements

F-4

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2023	December 31, 2022
Cash Flows from Operating Activities
Net loss from continuing operations	$(3,054,722)	$(7,834,907)
Net loss from discontinued operations	$-	$(160,218)
Adjustments to reconcile net loss to net cash provided by operating activities:
Shares issued for services	2,928,000	7,788,993
Spin-off of Everything Produce	-	372,399
Changes in assets and liabilities
Accounts payable and accrued liabilities	56,421	1,419
Net cash used in continuing operating activities	(70,301)	167,686
Operating cash flow from discontinued operations	-	(200,356)
Net cash used in operating activities	(70,301)	(32,670)

Cash Flows from Investing Activities:
Net cash used in investing activities	-	-

Cash Flows from Financing Activities:

Proceeds from notes payable	54,151	-
Advances - related party	16,150	32,670
Net cash provided by financing activities	70,301	32,670

Net decrease in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for intangle assets	$875,000	$-

See accompanying notes to the consolidated financial statements

F-5

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER  31, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Blue Chip Technologies Corp. (Formerly Continental Beverage Brands Corporation) (the “Company or “CBBB”) was incorporated in the State of Nevada on September 11, 2008. At that time the primary business of the Company was to act as a global broker for business and private jets by connecting travelers (corporations, institutions and wealthy private individuals) with executive aircraft that are independently owned and operated by third party companies or individuals. On February 5, 2015, the Company changed its name to better reflect its anticipated new business direction. The Company had received approval of its Federal Permit to distribute alcoholic beverages, which would be accomplished, through its subsidiaries, Continental Beverage Inventory and Warehousing Ltd., and promotional activities through Continental Beverage Marketing and Promotion Inc. In early 2016, the Company abandoned its activities and ceased to operate.

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry are referred to hereinafter as the “Acquired Assets”. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares of the 2. Buyer’s common stock to Seller.

On May 26, 2023, the Company changed its name to Blue Chip Technologies Corporation.

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

Effective the same day, the Company entered into an Executive Employment with Gurneet Kaur whereby Ms. Kaur agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. On the same day, and pursuant to a Stock Purchase Agreement, Ms. Kaur acquired 48,944,965 shares of common stock from Nitish Sharma. Accordingly, Ms. Kaur now owns 72,944,965 restricted shares of our common stock, which represents approximately 66.53% of the total issued and outstanding shares of common stock.

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim consolidated financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During the year ended December 31, 2023, the Company incurred net losses of $3,054,722 and accumulated deficits of $27,453,263. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

F-6

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Income Taxes

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2023 and 2022.

Deferred income taxes are recognized in the consolidated financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

F-7

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2022 and 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

F-8

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2023 and 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on December 31, 2023 and 2022.

Recent Accounting Pronouncements

On March 21, 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2024-01 ("ASU 2024-01"), which clarifies how an entity determines whether a profits interest or similar award is (1) within the scope of ASC 718 or (2) not a share-based payment arrangement and therefore within the scope of other guidance. The guidance in ASU 2024-01 applies to all entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. ASU 2024-01 is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those periods. The Company is currently evaluating the impact of the adoption of ASU 2024-01 on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, which established a new income tax disclosure requirement in addition to modifying and eliminating certain existing requirements. Under the new guidance, entities must consistently categorize and provide greater disaggregation of information in the rate reconciliation. Companies must also further disaggregate income taxes paid. Companies are required to apply the guidance to annual periods beginning after December 15, 2024. The Company does not intend to early adopt this standard.

2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities are recognized by the acquirer at fair value on the acquisition date. The Company adopted the provisions of the accounting pronouncement as of October 1, 2023 and the new standard did not have an impact on the Company's consolidated financial statements for the six months ended March 31, 2024.

NOTE 4 – Asset Purchase Agreement

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares valued at $875,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. The total purchase price of $875,000 in connection with the assets acquired is included in intangible assets, in the balance sheets

F-9

NOTE 5 –NOTES PAYABLE

Promissory notes payable as of December 31, 2023 and 2022 consists of the following:

December 31, 2023	December 31, 2022
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	-
763	-
7,341	-
2,500	-
5,000	-
13,000	-
8,000	-
976	-
12,000	-
$149,879	$95,728

During the year ended December 31, 2023, the Company has issued various promissory notes amounting to $54,151 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the year ended December 31, 2023, the Company recorded interest expense of $7,110.

NOTE 6 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2023 and 2022 consists of the following:

December 31, 2023	December 31, 2022
$15,487	$15,487
11,103	11,103
75,000	75,000
8,000	8,000
$109,591	$109,591

During the year ended December 31, 2023 and 2022, the Company recorded interest expense of $14,682 and $18,722, respectively.

F-10

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2023 and 2022, the Company has received various advances from a shareholder amounting to $16,150 and $0 for general operating purposes, respectively. The notes carry an interest rate of 10% and are due upon demand. As of December 31, 2023 and 2022, the Company had notes due to the shareholder of $88,042 and 71,892, respectively.

During the year ended December 31, 2023 and 2022, the Company recorded interest expense of $8,003.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following on December 31, 2023 and 2022:

	2023	2022
Deferred income tax assets:	$5,760,153	$5,123,064
Valuation allowance	(5,760,153)	(5,123,064)
Net deferred tax asset	$-	$-

Reconciliation between the statutory rate and the effective tax rate is as follows on December 31, 2023 and 2022:

	2023	2022
Effective Tax Rate Reconciliation:
Federal statutory tax rate	21.0%	21.0%
State taxes, net of federal benefit	0.0%	0.0%
Change in valuation allowance	(21.0)%	(21.0)%
Effective tax rate	0.0%	0.0%

As of December 31, 2023, the Company had net operating loss carryforwards of approximately $27,429,301 and net operating loss carryforwards expire in 2022 through 2030. The current year’s net operating loss will carryforward indefinitely, limited to 80% of the current year taxable income.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

F-11

NOTE 10 – STOCKHOLDERS’ EQUITY

As of December 31, 2023 and 2022, the Company had 109,634,536 and 80,634,536 shares of common stock issued and outstanding.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

The Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock however, does not have the right to vote. The Series A Preferred Stock is entitled to receive dividends from the Issuance Date thereof at the annual rate of three percent (3%) of the Original Issue Price, payable by the Board of Directors in quarterly installments. The Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of any Conversion, as set forth herein. Each share of Series A Preferred Stock shall be convertible at the option of the holder after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series A Preferred Shares being converted by (ii) the Conversion Price (the “Conversion Ratio”). The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time as hereinafter provided.

Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible at the option of the Holder thereof at any time, and from time to time, from and after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series B Preferred Shares being converted by (ii) the Conversion Price The conversion price for the Series B Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time.  Series B Preferred Stock shall not have the right to vote on any matters, questions, or proceedings of this Corporation. Holders of the Series B Preferred Stock must hold their Preferred shares for a period one (1) year from the Issuance Date prior to converting their Series B Preferred Shares to Common Shares.

Following the expiration of the Hold Period, the Corporation shall issue to the Holders bonus shares of the Corporation’s Common Stock in such amount to be the number of Series B Preferred held by each Holder by (ii)”). The Board of Directors shall have the authority, in its discretion, to grant the Bonus Shares to the Holders. Each Bonus Share shall constitute a transfer of a restricted Common Share to the Holder, without other payment therefor, as a bonus to the Holder.

On May 11, 2023, the Company issued 5,000,000 restricted shares of common stock valued at $875,000 for certain intangible assets (See Note 4).

On September 22, 2023, the Company issued 24,000,000 restricted shares of common stock valued at $2,928,000 for services.

NOTE 11 – SUBSEQUENT EVENTS

Subsequent to December 31, 2024, the Company has issued various promissory notes amounting to $32,964 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

F-12

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

BALANCE SHEETS

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash	$-	$-
Total current assets	-	-

Intangible assets	875,000	875,000

Total assets	875,000	875,000

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	162,017	152,851
Notes payable - related party	88,042	88,042
Notes payable	182,933	149,879
Convertible notes payable	109,591	109,591
Total current liabilities	542,583	476,401

Total liabilities	542,583	476,401

Stockholders' deficit

Preferred stock, $0.0001 par value, 280,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
March 31, 2024 December 31, 2023, respectively	-	-

Series A Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
March 31, 2024 December 31, 2023, respectively	-	-

Series B Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
March 31, 2024 December 31, 2023, respectively	-	-

Common stock, $0.0001 par value, 700,000,000 shares authorized,
109,634,536 and 109,634,536 and shares issued and outstanding as of
March 31, 2024 December 31, 2023, respectively	109,635	109,635
Additional paid in capital	27,718,265	27,718,265
Accumulated deficit	(27,495,483)	(27,453,263)
Total stockholders' deficit	332,417	398,599

Total liabilities and stockholders' deficit	$875,000	$875,000

See accompanying notes to the consolidated financial statements

F-13

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF OPERATIONS

	For the three months
	March 31, 2024	March 31, 2023

Revenue	$-	$-

Operating expenses
General and administrative	700	-
Professional fees	32,354	9,606

Total operating expenses	33,054	9,606

Loss from operations	(33,054)	(9,606)

Other expenses
Interest expense	(9,166)	(8,114)
Total expenses	(9,166)	(8,114)

Net loss before tax provision	(42,220)	(17,720)
Tax provision	-	-
Net loss	$(42,220)	$(17,720)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	109,634,536	80,634,536

See accompanying notes to the consolidated financial statements

F-14

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF STOCKHOLDERS' DEFICIT

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	109,634,536	109,635	27,718,265	(27,453,263)	374,637
Net loss	-	-	-	(42,220)	(42,220)
Balance, March 31, 2024	109,634,536	109,635	27,718,265	(27,495,483)	332,417

	Common Stock		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	80,634,536	80,635	23,944,265	(24,398,541)	(373,641)
Stock issued for entangle assets	5,000,000	5,000	870,000	-	875,000
Net loss	-	-	-	(17,720)	(17,720)
Balance, March 31, 2023	85,634,536	85,635	24,814,265	(24,416,261)	483,639

See accompanying notes to the consolidated financial statements

F-15

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF CASH FLOWS

	For the three months ended
	March 31, 2024	March 31, 2023
Cash Flows from Operating Activities
Net loss	$(42,220)	$(17,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities
Accounts payable and accrued liabilities	9,166	6,772
Net cash used in continuing operating activities	(33,054)	(10,949)

Cash Flows from Financing Activities:
Proceeds from loans payable, related parties	-	10,949
Notes payable	33,054	-
Net cash provided by financing activities	33,054	10,949

Net decrease in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for intangible assets	$-	$875,000

See accompanying notes to the consolidated financial statements

F-16

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH  31, 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Blue Chip Technologies Corp. (Formerly Continental Beverage Brands Corporation) (the “Company or “CBBB”) was incorporated in the State of Nevada on September 11, 2008. At that time the primary business of the Company was to act as a global broker for business and private jets by connecting travelers (corporations, institutions and wealthy private individuals) with executive aircraft that are independently owned and operated by third party companies or individuals. On February 5, 2015, the Company changed its name to better reflect its anticipated new business direction. The Company had received approval of its Federal Permit to distribute alcoholic beverages, which would be accomplished, through its subsidiaries, Continental Beverage Inventory and Warehousing Ltd., and promotional activities through Continental Beverage Marketing and Promotion Inc. In early 2016, the Company abandoned its activities and ceased to operate.

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry are referred to hereinafter as the “Acquired Assets”. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares of the 2. Buyer’s common stock to Seller.

On May 26, 2023, the Company changed its name to Blue Chip Technologies Corporation.

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

Effective the same day, the Company entered into an Executive Employment with Gurneet Kaur whereby Ms. Kaur agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. On the same day, and pursuant to a Stock Purchase Agreement, Ms. Kaur acquired 48,944,965 shares of common stock from Nitish Sharma. Accordingly, Ms. Kaur now owns 72,944,965 restricted shares of our common stock, which represents approximately 66.53% of the total issued and outstanding shares of common stock.

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim consolidated financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During three months ended March 31, 2024, the Company incurred net losses of $42,220 and accumulated deficits of $27,495,483. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

F-17

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-18

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of March 31, 2024 and December 31, 2023 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on March 31, 2024 and December 31, 2023.

F-19

Recent Accounting Pronouncements

On March 21, 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2024-01 ("ASU 2024-01"), which clarifies how an entity determines whether a profits interest or similar award is (1) within the scope of ASC 718 or (2) not a share-based payment arrangement and therefore within the scope of other guidance. The guidance in ASU 2024-01 applies to all entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. ASU 2024-01 is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those periods. The Company is currently evaluating the impact of the adoption of ASU 2024-01 on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, which established a new income tax disclosure requirement in addition to modifying and eliminating certain existing requirements. Under the new guidance, entities must consistently categorize and provide greater disaggregation of information in the rate reconciliation. Companies must also further disaggregate income taxes paid. Companies are required to apply the guidance to annual periods beginning after December 15, 2024. The Company does not intend to early adopt this standard.

2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities are recognized by the acquirer at fair value on the acquisition date. The Company adopted the provisions of the accounting pronouncement as of October 1, 2023 and the new standard did not have an impact on the Company's consolidated financial statements for the six months ended March 31, 2024.

NOTE 4 –NOTES PAYABLE

Promissory notes payable as of March 31, 2024 and December 31, 2023 consists of the following:

March 31, 2024	December 31, 2023
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	4,571
763	763
7,341	7,341
2,500	2,500
5,000	5,000
13,000	13,000
8,000	8,000
976	976
12,000	12,000
3,500	-
5,000	-
6,123	-
5,000	-
12,000	-
1,341	-
$182,943	$149,979

During the quarter ended March 31, 2024, the Company has issued various promissory notes amounting to $32,964 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the three months ended March 31, 2024 and 2023, the Company recorded interest expense of $3,311 and $1,139, respectively.

NOTE 5 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of March 31, 2024 and December 31, 2023 consists of the following:

March 31, 2024	December 31, 2023
$15,487	$15,487
11,103	11,103
75,000	75,000
8,000	8,000
$109,591	$109,591

During the three months ended March 31, 2024 and 2023, the Company recorded interest expense of $3,660 and $3,660, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of March 31, 2024 and December 31, 2023 and 2022, the Company had notes due to the shareholder of $88,042 and 71,892, respectively.  The notes carry an interest rate of 10% and are due upon demand.

During the three months ended March 31, 2024 and 2023, the Company recorded interest expense of $2,195 and $2,195 respectively.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

F-20

NOTE 8 – STOCKHOLDERS’ EQUITY

As of March 31, 2024 and December 31, 2023, the Company had 109,634,536 and 109,634,536 shares of common stock issued and outstanding.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

The Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock however, does not have the right to vote. The Series A Preferred Stock is entitled to receive dividends from the Issuance Date thereof at the annual rate of three percent (3%) of the Original Issue Price, payable by the Board of Directors in quarterly installments. The Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of any Conversion, as set forth herein. Each share of Series A Preferred Stock shall be convertible at the option of the holder after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series A Preferred Shares being converted by (ii) the Conversion Price (the “Conversion Ratio”). The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time as hereinafter provided.

Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible at the option of the Holder thereof at any time, and from time to time, from and after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series B Preferred Shares being converted by (ii) the Conversion Price The conversion price for the Series B Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time.  Series B Preferred Stock shall not have the right to vote on any matters, questions, or proceedings of this Corporation. Holders of the Series B Preferred Stock must hold their Preferred shares for a period one (1) year from the Issuance Date prior to converting their Series B Preferred Shares to Common Shares.

Following the expiration of the Hold Period, the Corporation shall issue to the Holders bonus shares of the Corporation’s Common Stock in such amount to be the number of Series B Preferred held by each Holder by (ii)”). The Board of Directors shall have the authority, in its discretion, to grant the Bonus Shares to the Holders. Each Bonus Share shall constitute a transfer of a restricted Common Share to the Holder, without other payment therefor, as a bonus to the Holder.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to March 31, 2024 to the date these financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-21

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUE CHIP TECHNOLOGIES CORP.

Dated: June 14, 2024	/s/ Waqas Nakhwa
Waqas Nakhwa
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Office

39

EXHIBIT INDEX

Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits: We have filed the follow documents as exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

Exhibit No.	Document Description

3.1	Articles of Incorporation, as amended(1)
3.2	Bylaws(1)
10.1	Asset Purchase Agreement by and among the Company, JT Technologies LLC, and Nitish Sharma(1)
10.2	Employment Agreement by and between the Company and Gurneet Kaur(1)
10.3	Asset Transfer Agreement by and between the Company and Waqas Nakhwa*
21.1	List of Subsidiaries*
23.1	Consent of Independent Auditors*

(1) Filed with the SEC on February 5, 2024 as an exhibit to our Registration Statement on Form 10-12G
*filed herewith

40